UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 04, 2026

Arcadia Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane Suite 2000
Dallas, Texas		75225
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 974-8921

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 4, 2026, Arcadia Biosciences, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Rule”), which requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”) for continued listing on The Nasdaq Capital Market. The Notice stated that, based upon the closing bid price of the Company’s common stock (“Common Stock”) for the last 30 consecutive business days, from June 22, 2026 to August 3, 2026, the Company no longer satisfies the minimum bid price requirement.

The Notice has no immediate effect on the listing or trading of the Common Stock on The Nasdaq Capital Market, which will continue to trade on The Nasdaq Capital Market under the symbol “RKDA.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until February 1, 2027, to regain compliance with the Minimum Bid Price Requirement. During the compliance period, the Company’s Common Stock will continue to be listed and traded on The Nasdaq Capital Market. To regain compliance, the closing bid price of the Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the compliance period. Nasdaq may, in its discretion, require the Company to satisfy the minimum bid price requirement for a period in excess of ten consecutive business days before determining that the Company has demonstrated an ability to maintain long-term compliance.

In the event the Company is not in compliance with the Minimum Bid Price Requirement by February 1, 2027, the Company may be eligible for an additional 180 calendar day compliance period, provided that it satisfies the continued listing requirements for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice to Nasdaq of its intention to cure the minimum bid price deficiency during this second 180-day compliance period including, if necessary, by effecting a reverse stock split. If the Company is not eligible for an additional compliance period, or otherwise does not appear capable of curing the deficiency, Nasdaq may provide notice that the Company’s Common Stock will be subject to delisting. In that event, the Company would have the opportunity to appeal Nasdaq’s determination to a Nasdaq Hearings Panel.

The Company intends to actively monitor the closing bid price of the Common Stock and evaluate available options to regain compliance with the Minimum Bid Price Requirement, including, if necessary, effecting a reverse stock split. There can be no assurance that the Company will regain compliance with Nasdaq Listing Rule 5550(a)(2) during the initial compliance period or any additional compliance period, or that the Company will otherwise maintain compliance with the other Nasdaq listing requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date:	August 7, 2026	By:	/s/ Thomas J. Schaefer
Thomas J. Schaefer, Chief Executive Officer